Exhibit 10.103

February 11, 2008

Bank of America, N.A., as Administrative Agent

WA1-501-32-37

800 5th Avenue, Floor 32

Seattle WA 98104

Attention: Brenda H. Little

Re:	Credit Agreement (as amended, modified and supplemented from time to time, the “Credit Agreement”) dated as of December 16, 2007 among Epicor Software Corporation, a Delaware corporation (the “Borrower”), the Guarantors identified therein, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”)

Ladies and Gentlemen:

Capitalized terms used herein but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

The Borrower hereby notifies the Administrative Agent that pursuant to Section 2.01(c) of the Credit Agreement the Borrower is exercising its right to increase the Aggregate Revolving Commitment by $50 million with additional Revolving Commitments from banks and other financial institutions that qualify as Eligible Assignees.

EPICOR SOFTWARE CORPORATION, a Delaware corporation

By:	/s/ JOHN D. IRELAND
Name:	John D. Ireland
Title:	Senior Vice President, General Counsel and Secretary